UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2006

BIOANALYTICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Bioanalytical Systems, Inc. (the "Company") received a Nasdaq Staff Determination on January 18, 2006 indicating that the Company failed to comply with filing requirements for continued listing set forth in Marketplace Rule 4310(c)(14) as a result of its failure to timely file its Annual Report on Form 10-K for the fiscal year ended September 30, 2005, and that the Company's securities were subject to delisting as a result. As a result of the Company's filing of its Form 10-K with the Securities and Exchange Commission on January 18, 2006, the Company was notified by Nasdaq on January 19, 2006 that it is in compliance with the rule, and that the matter is now closed.

The Company also issued a press release announcing its filing of the Form 10-K and the receipt of the Nasdaq Staff Determination. The full text of the press release is furnished as exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits
99.1	Bioanalytical Systems, Inc. press release, issued January 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2006	Bioanalytical Systems, Inc. By: /s/ Michael R. Cox Michael R. Cox Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Bioanalytical Systems, Inc. press release, issued January 19, 2006.